Exhibit 3.1

CERTIFICATE OF FORMATION

OF

PILATES MERGER SUB II LLC

This Certificate of Formation of Pilates Merger Sub II LLC (the “Company”), dated as of September 10, 2018, is being duly executed and filed by Justin C. Nowell, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST: The name of the limited liability company formed hereby is Pilates Merger Sub II LLC.

SECOND: The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, 19801.

THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Justin C. Nowell
Justin C. Nowell
Authorized Person